EXHIBIT 30
                                                                      ----------

                                POWER OF ATTORNEY

         The undersigned, General Electric Capital Corporation, a Delaware corporation (hereinafter referred to as the "Corporation") does hereby make, constitute and appoint the persons listed below as the Corporation's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Corporation for and with respect to the matters hereinafter described.

Name of Attorney:


              Preston H. Abbott                        Barbara J. Gould
              Stephen Ambrose, Jr.                     Paul J. Halas
              Brock Austin                             Ronald J. Herman
              Ward Bobitz                              Mark Kaplow
              Eileen Brumback                          Barbara A. Lane
              John W. Campo, Jr.                       Alan Lewis
              Carlos Carrasquillo                      David L. Lloyd
              Barbara Daniele                          Keith W. Newman
              Laura E.B. Dawson                        Michael Pastore
              Frank Ertl                               James C. Ungari
              Michael A. Gaudino                       Alex Urquhart

         Each Attorney shall have the power and authority to do the following:

         To execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Corporation with regard to any securities owned by the Corporation or any of its subsidiaries.

         And, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

         Agreements, commitments, documents, instruments and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation. The Power of Attorney conferred hereby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

         Unless revoked by the Corporation, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the Attorney hereunder shall terminate on December 31, 2007.

         IN WITNESS WHEREOF, the Corporation has caused the Power of Attorney to be executed, attested and its corporate seal to be affixed pursuant to authority granted by the Corporation's board of directors, as of the 1st day of January 2007.


                                           General Electric Capital Corporation

(Corporate Seal)
                                           By:  /s/ Craig T. Beazer
                                                --------------------------------
                                                Craig T. Beazer
                                                Vice President, General Counsel
                                                and Secretary

Attest:

/s/ David P. Russell
--------------------------------
Name:    David P. Russell
Title:   Assistant Secretary